UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270

Woodland Hills, California     91367

(Address of Principal Executive Offices)     (Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement

Preferred Stock Redemption and Private Placement of Common Stock

Preferred Stock Redemption

On July 12, 2013, Talon International, Inc. (“Talon” or the “Company”) entered into a Securities Redemption Agreement (the “Redemption Agreement”) with CVC California, LLC (“CVC”). CVC was holder of all the previously outstanding shares of Talon’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Pursuant to the Redemption Agreement, the Company repurchased from CVC all of the 407,160 outstanding shares of Series B Preferred Stock for an aggregate purchase price of $18,800,000, which purchase price was paid by delivery of (1) $13,000,000 in cash and (2) the issuance to CVC by Talon of a promissory note dated July 12, 2013 in the principal amount of $5,800,000 (the “Promissory Note”).

The Promissory Note accrues interest in the amount of 1% per annum, is due and payable in full on January 12, 2014, and includes discounts for early repayments that decrease over time. The Promissory Note further requires mandatory prepayments equal to a specified portion of the proceeds received by Talon with respect to future secured debt financing transactions, as well as customary default provisions.

In connection with the redemption in full of the Series B Preferred Stock, Mark Hughes resigned from Talon’s Board of Directors effective July 12, 2013.

In addition, pursuant to the Redemption Agreement, the Stockholders Agreement dated July 30, 2010 among the Company, CVC, Lonnie D. Schnell and Larry Dyne (the “Stockholders Agreement”) was terminated effective July 12, 2013. The Stockholders Agreement had provided for, among other things, the grant of a right of first refusal and tag-along rights to CVC regarding shares of the Company’s voting securities held by Lonnie Schnell and Larry Dyne.

Private Placement of Common Stock

In order to provide additional funds necessary for the redemption of the Series B Preferred Stock, on July 12, 2013 Talon raised $5,500,000 of new equity capital through the offer and sale, in a private placement transaction, of 61,111,109 shares of Talon common stock at a price of $0.09 per share (the “Private Placement”). The closing of the Private Placement was expressly conditioned upon the contemporaneous closing of the transactions under the Redemption Agreement. The closing price of Talon's common stock was $0.058 per share on Friday, July 12, 2013, the last trading day prior to public announcement of the equity financing and redemption transactions.

At the closing of the Private Placement, Talon entered into a series of Subscription Agreements, each dated July 12, 2013 (the “Subscription Agreements”) with each of the purchasers in the Private Placement (collectively, the “Private Placement Purchasers”). The shares of Talon common stock offered and sold under the Subscription Agreements were offered and sold in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

The Subscription Agreement entered into with Kutula Holdings Ltd. (“Kutula”), the lead investor in the Private Placement, grants Kutula the right to nominate one member of the Talon Board of Directors, so long as Kutula continues to hold at least 15,500,000 of the shares (as adjusted for stock splits and the like) purchased pursuant to its Subscription Agreement, subject to certain disclosure requirements and other limitations. A copy of the Kutula Subscription Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Subscription Agreements, the Company also entered into a Registration Rights Agreement dated July 12, 2013 with the Private Placement Purchasers (the “Registration Rights Agreement“). The Registration Rights Agreement provides for demand registration rights, such that upon the demand of holders of at least 25% of the shares issued in the Private Placement and subject to certain conditions, the Company will file a Form S-1 registration statement covering the shares issued in the Private Placement and requested to be included in such registration. The Registration Rights Agreement also provides certain piggyback rights, in which the holders of shares acquired in the Private Placement have the right to include those shares in a Company-initiated registration.

Zipper Holdings, LLC, a company controlled by Mark Dyne, the Chairman of the Board of Talon, acquired 8,333,333 shares of Common Stock in the Private Placement.  Because of Mr. Dyne’s personal interest in the Private Placement, Mr. Dyne recused himself from voting as a member of the Board on the Private Placement and the Redemption.  Additionally, because of his personal relationship with CVC, Mark Hughes recused himself from voting as a member of the Board on the Redemption.

Incorporation by Reference

The foregoing descriptions of the Redemption Agreement, Promissory Note, Subscription Agreements and Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed under the heading “Preferred Stock Redemption” in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Stockholders Agreement is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under the heading “Preferred Stock Redemption” in Item 1.01 of this Current Report on Form 8-K regarding the Promissory Note is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under the subheadings “Private Placement of Common Stock” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01.	Changes in Control of Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01.

Prior the closing of the redemption of the Series B Preferred Stock and the Private Placement, CVC was the controlling stockholder of Talon and beneficially owned approximately 64.7% of Talon’s outstanding voting shares. Immediately following the closing of the redemption of the Series B Preferred Stock, CVC owns 1,750,000 shares of Talon common stock, or less than 5% of Talon’s outstanding common stock.

Kutula, the lead investor in the Private Placement, purchased 38,888,889 shares in the Private Placement, which represents 42.8% of the Talon’s outstanding common stock. No other Private Placement Purchaser purchased more than 8,333,333 shares in the Private Placement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On July 12, 2013, concurrently with the closing of the transactions under the Redemption Agreement, Mark Hughes resigned as a member of the Talon Board of Directors.

Item 7.01.	Regulation FD Disclosure.

 On July 15, 2013, Talon issued a press release regarding the redemption of the Preferred Stock and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

      The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Redemption Agreement dated July 12, 2013 among Talon International, Inc., CVC California, LLC, Lonnie D. Schnell and Larry Dyne.
10.2	$5,800,000 Promissory Note dated July 12, 2013 issued by Talon International, Inc. in favor of CVC California, LLC
10.3	Subscription Agreement dated July 12, 2013 between Talon International, Inc. and Kutula Holdings Ltd.
10.4	Form of Subscription Agreement dated July 12, 2013
10.5

Registration Rights Agreement dated July 12, 2013 among Talon International, Inc., Kutula Holdings Ltd., Perrtech Pty Limited, Zipper Holdings, LLC, Fairways Investments, LLC and Manifest Capital, LLC.

99.1	Press release issued by Talon International, Inc. dated July 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: July 16, 2013	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer